Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-271545) of Sonida Senior Living, Inc.,

(2)	Registration Statement (Form S-8 No. 333-143403, and Form S-8 No. 333-204351) pertaining to the 2007 Omnibus Stock and Incentive Plan for Sonida Senior Living, Inc.,

(3)	Registration Statement (Form S-8 No. 333-229160) pertaining to employment inducement awards outside of a plan,

(4)	Registration Statement (Form S-8 No. 333-231622, Form S-8 No. 333-260846, Form S-8 No. 333-272869 and Form S-8 No. 333-280619) pertaining to the 2019 Omnibus Stock and Incentive Plan for Sonida Senior Living, Inc.,

(5)	Registration Statement (Form S-3 and Form S-3/A No. 333-273716) pertaining to the offer and resale of certain securities by certain stockholders of Sonida Senior Living, Inc., and

(6)	Registration Statement (Form S-8 No. 333-233692) pertaining to employment inducement awards outside of a plan;

(7)	Registration Statement (Form S-3 No. 333-280906) of Sonida Senior Living, Inc., and

(8)	Registration Statement (Form S-3 No. 333-282375) pertaining to the offer and resale of certain securities by certain stockholders of Sonida Senior Living, Inc.;

of our report dated March 27, 2024, relating to the consolidated financial statements of Sonida Senior Living, Inc. appearing in the Annual Report on Form 10-K of Sonida Senior Living, Inc. for the year ended December 31, 2024.
/s/ RSM US LLP
Dallas, Texas
March 17, 2025